CLOSING ESCROW AGREEMENT

This Escrow Agreement, dated as of December 24, 2007 (this “Agreement”), is entered into by and among Green Agriculture Holding Corporation, a New Jersey corporation, (“Green”), the investors set forth on Exhibit A and signatory hereto (collectively, the “Investors”) and Tri-State Title & Escrow, LLC (the “Escrow Agent”). The principal address of each party hereto is set forth on Exhibit A. Green may be sometimes referred to herein as the Escrowing Party.

WITNESSETH:

WHEREAS, Discovery Technologies, Inc, a Nevada corporation (the “Company”), through, Hickey Freihofner Capital, a division of Brill Securities, Inc, Member NASD/MSRB/SIPC (the “Placement Agent”), proposes to make a private offering to accredited institutional investors (the “Offering”) of the Company’s common stock, par value $0.001 per share in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended and pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Company, the Investors and certain other parties signatory thereto (the “Securities Purchase Agreement”), in a minimum amount of twenty million dollars ($20,000,000) and a maximum amount of twenty six million dollars ($26,000,000) (the “Subscription Amount”);

WHEREAS, Green desires to deposit the Subscription Amount (the “Escrowed Funds”) with the Escrow Agent, to be held in escrow until written instructions are received by the Escrow Agent from Green and the Investors holding a majority of the Shares to be issued at Closing pursuant to the Securities Purchase Agreement (the “Required Investors”), at which time the Escrow Agent will disburse the Escrowed Funds in accordance with Exhibit C;

WHEREAS, Escrow Agent is willing to hold the Escrowed Funds in escrow subject to the terms and conditions of this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Escrow Agent. Green hereby appoints Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2. Delivery of the Escrowed Funds.

2.1  Each Investor hereby agrees to deliver its applicable portion of the Escrowed Funds (which shall equal such Investor's Investment Amount) to the Escrow Agent’s account as set forth below within one Business Day of the date of the Securities Purchase Agreement (the “Escrow Account”):

Account Name: Tri-State Title & Escrow, LLC
Bank: Access National Bank, Reston, VA 20191
Account No.: 2681757
ABA No: 056009039

2.2 The Escrowed Funds shall be forwarded to the Escrow Agent by wire transfer to the Escrow Account, together, via facsimile or e-mail, with the written account of subscription in the form attached hereto as Exhibit B (the “Subscription Information”). Upon receipt of any portion of the Escrowed Funds, the Escrow Agent shall immediately deposit such Escrowed Funds in the Escrow Account.

3. Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Agreement, as follows:

3.1 The Escrow Agent shall continue to hold the Escrowed Funds delivered for deposit hereunder by or on behalf of the Investors until the earlier of: (1) receipt of a written notice from Green and the Required Investors, evidencing termination under Section 6.5(a) of the Securities Purchase Agreement, (2) receipt of a written notice from an Investor evidencing termination under Section 6.5(b) of the Securities Purchase Agreement (each of (1) and (2), a “Termination Election”) or (3) receipt of a joint written notice from Green, the Placement Agent and the Required Investors in the form of Exhibit C hereto that the conditions to Closing under the Securities Purchase Agreement have been satisfied and to disburse the Escrowed Funds in accordance with Exhibit C.

3.2 If the Escrow Agent receives a Termination Election prior to its receipt of the notice contemplated under Section 3.1(3), then the Escrow Agent shall within one business day of its receipt of such Termination Election return the Escrowed Funds (or portion thereof) delivered by the Investor(s) as directed by the Investor(s) without regard and irrespective of any other notices or instructions. If the Escrow Agent receives the notice contemplated under Section 3.1(3) prior to a Termination Election (the “Disbursement Notice”), then the Escrow Agent shall disburse the Escrowed Funds in accordance with the funds flow memorandum attached hereto as Exhibit C.

3.3 In accordance with Exhibit C, upon receipt of a Disbursement Notice, $4,250,000 of the Escrowed Funds are to be immediately transferred to the escrow account set forth in that certain Holdback Escrow Agreement, dated as of the date hereof, by and among the Company, the Escrow Agent and the Investors, in the form attached hereto as Exhibit D, to be held in escrow pursuant to the terms thereof.

3.4 Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrowed Funds, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. The Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by Green and the Required Investors so directing the Escrow Agent. If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 3.4 shall be filed in any court of competent jurisdiction in Virginia, and the portion of the Escrowed Funds in dispute shall be deposited with the court and in such event the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to that portion of the Escrowed Funds.

4.  Exculpation and Indemnification of Escrow Agent

4.1  The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by Green and the Required Investors (and if relevant the Placement Agent) relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any other agreement between or among the parties hereto relating to the subject matter hereof, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

4.2 Subject to its obligations upon receipt of a Termination Election, the Escrow Agent shall not be liable to Green, the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

4.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to Green or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

4.4 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to Green or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5 To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds to the Company (but not any payments to the Investors or pursuant to Section 3.3) such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless by Green against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

4.6 The Escrow Agent will be indemnified and held harmless by the Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against Green, notify it thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which Green may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

4.7 For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.  Termination of Agreement and Resignation of Escrow Agent

5.1 This Agreement shall terminate and be of no further force or effect on the earlier of (i) disbursement of all Escrowed Funds and (ii) the one year anniversary of the Closing Date; provided that the rights of the Escrow Agent and the Investors and the obligations of Green under Section 4 shall survive the termination hereof.

5.2 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving Green at least five (5) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from Green within the Notice Period, turn over to a successor escrow agent appointed by Green all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

6.  Form of Payments by Escrow Agent. All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

7. Compensation. Escrow Agent shall be entitled to the following compensation from Green:

7.1 Documentation Fee: Green shall pay a documentation fee to the Escrow Agent of $4,000.00 receipt of which is hereby acknowledged by Escrow Agent.

7.2 Closing Fee: Green shall pay a fee of $500.00 to the Escrow Agent upon its receipt of a Disbursement Notice.

7.3 Interest : The Escrowed Funds shall accrue interest (the “Accrued Interest”) at the available rate obtained by the Escrow Agent with respect to the period during which such funds are held in the Escrow Account. Each time Escrowed Funds are disbursed to the Company in accordance with this Agreement, Green shall be paid Accrued Interest of 2.0% per annum on the aggregate amount of Escrowed Funds disbursed to the Company at such time and the balance of Accrued Interest, if any, shall be retained by the Escrow Agent.

8. Notices. All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to parties hereto at their respective addresses first set forth on Exhibit A hereto.

9. Further Assurances. From time to time on and after the date hereof, Green shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10. Consent to Service of Process . Green hereby irrevocably consents to the jurisdiction of the courts of the State of Virginia and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

11. Miscellaneous

11.1 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

11.2 This Agreement and the rights and obligations hereunder of Green may not be assigned. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of Green and the Required Investors. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, Green and the Investors. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person, other than the Placement Agent.

11.3 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Virginia. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12.  Execution of Counterparts This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

IN WITNESS WHEREOF, the parties have executed and delivered this Closing Escrow Agreement on the day and year first above written.

ESCROW AGENT:

TRI-STATE TITLE & ESCROW, LLC

By:  /s/ Guy W. Turner

Name: Guy W. Turner
Title: President

GREEN AGRICULURE HOLDING CORPORATION

By:  /s/ Yinshing David To

Name: Yinshing David To
Title: Director

NAME OF INVESTOR:

By:

Name:
Title:

EXHIBIT A
PARTIES TO AGREEMENT

Tri-State Title & Escrow, LLC
360 Main Street
P.O. Box 391
Washington, VA 22747
(800) 984-2155
Attention: Johnnie L. Zarecor

Telephone: (540) 675-2155
Fax: (540) 675-2155
Email escrow@tristatetitle.net

Green Agriculture Holding Corporation
45 Old Millstone Drive, Unit 6,
East Windsor, NJ 08520
Attn: Mr. Yinshing David To

[Insert Investor Information]

EXHIBIT B

  SUBCRIPTION INFORMATION

Name of Subscriber

Address of Subscriber

Amount of Securities
Subscribed (US$)

Subscription Amount
Submitted Herewith

Taxpayer ID Number/
Social Security Number

EXHIBIT C

DISBURSEMENT REQUEST

Pursuant to that certain Closing Escrow Agreement dated effective as of December __, 2007, among Green Agriculture Holding Corporation and Tri-State Title & Escrow, LLC, the Escrowing Party hereby requests disbursement of funds in the amount and manner described below from account number 5060024931, styled Tri-State Title & Escrow, LLC Escrow Account.

Please disburse to:

Amount to disburse:

Form of distribution:

Payee:
Name:
Address:
City/State:
Zip:

Please disburse to:

Amount to disburse:

Form of distribution:

Payee:
Name:
Address:
City/State:
Zip:

Subscriptions Accepted From

Subscriber	Amount

Total:

Statement of event or condition which calls for this request for disbursement:

Discovery Technologies, Inc.

Date: _________________________	By:	Name: Title:

Tri-State Title & Escrow, LLC

Date: _________________________	By:	Name: Title:

Investors:

___________________________

Date: _________________________	By:	Name: Title:

EXHIBIT D

HOLDBACK ESCROW AGREEMENT